DOUBLE EAGLE PETROLEUM AND MINING CO.

                             UNDERWRITING AGREEMENT



                                 October , 1996


Rocky Mountain Securities & Investments, Inc.
As Representative of the Several
 Underwriters Named in Schedule I Hereto
920 Hudson's Bay Centre
1600 Stout Street
Denver, Colorado  80202

Gentlemen:

     Double Eagle Petroleum and Mining Co., a Wyoming corporation (the "Company"), hereby confirms its agreement with you (the "Representative") and with the other Members of the Underwriting Group, including the Representative, named in Schedule I hereto (hereinafter "the Underwriting Group") as follows:

                                    SECTION 1
                            DESCRIPTION OF SECURITIES

     The Company's authorized and outstanding capitalization when the offering of the securities contemplated hereby is permitted to commence and at the Closing Date (hereinafter defined), will be as set forth in the Registration Statement and Prospectus (hereinafter defined) included therein. The Company proposes to issue and sell to the Underwriting Group an aggregate of 1,000,000 units ("Unit" or "Units"), each Unit consisting of one (1) share of the Company's $0.10 par value common stock ("Common Stock") and one (1) Common Stock Purchase Warrant ("Warrant" or "Warrants") at a price of $3.00 per Unit.

     Each Warrant will entitle the holder to purchase one (1) share of Common Stock at an exercise price of $3.00 per share ("Warrant Exercise Price") during the five-year period commencing on the effective date of the Registration Statement ("Effective Date"). The Warrants will be redeemable on thirty (30) days prior written notice at a redemption price of $0.02 per Warrant if (a) the closing high bid price of the Common Stock has exceeded $4.00 per share for at least the last 20 of the 30 trading days immediately preceding the mailing of the notice of redemption, (b) the Company has in effect a current registration statement with the applicable regulatory authorities registering the Common Stock issuable upon exercise of the Warrants. The shares of the Company's Common Stock underlying the Warrants are referred to herein as the "Warrant Shares."

     The Representative shall also have an over-allotment option to purchase all or part of an additional number of Units (the "Over-Allotment") as will be equal to not more than fifteen (15%) of the total number of Units initially offered, for a period of forty-five (45) days from the Effective Date, as provided in
Section 3.1 hereof. The Over-Allotment shall be exercisable by the Underwriter, in whole or in part, from time to time during the aforementioned forty-five (45) day period.

     The Company proposes to issue and sell to the Representative on the Closing Date, for a total purchase price of $100, warrants to purchase common stock substantially identical to the Common Stock comprising a part of the Units at 100% of the initial per Unit offering price on the Effective Date of the

Registration Statement (the "Unit Common Stock Warrant") and warrants to purchase Warrants comprising a part of the Units (the "Unit Warrant") (the Unit Common Stock Warrant and the Unit Warrant are together referred to as the "Underwriter's Warrants"), as provided in Section 3.3 hereof.

                                    SECTION 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Underwriting Group to enter into this Agreement, the Company hereby represents and warrants to and agrees with each member of the Underwriting Group that:

     2.1 Registration Statement and Prospectus. A Registration Statement on Form SB-2 (File No. ) with respect to the Units, including the related Prospectus, copies of which have heretofore been delivered by the Company to the
Representative, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and said Registration Statement has been filed with the Commission under the Act; one or more amendments to said Registration Statement, copies of which have heretofore been delivered to the Representative, has or have heretofore been filed; and the Company may file on or prior to the Effective Date of the Registration Statement additional amendments to said Registration Statement, including the final Prospectus. Included in such Registration Statement are a sufficient number of additional shares of the Company's Common Stock which are reserved against exercise of the over-allotment option.

     As of the Effective Date, the capitalization of the Company shall consist of no more than 3,000,000 shares of capital stock, either outstanding or subject to issuance upon the exercise of outstanding options, warrants or purchase rights or upon the conversion of outstanding convertible securities. Any changes in the number of shares of Common Stock issued and outstanding at or prior to the Effective Date of the Registration Statement must be approved by the Representative. Without the Representative's prior consent, there shall be no warrants, options or rights outstanding as of the Effective Date of the Registration Statement to purchase Common Stock other than as described in the Registration Statement.

     As used in this Agreement, the term "Registration Statement" refers to and means said Registration Statement on Form SB-2 and all amendments thereto, including the Prospectus, the information incorporated therein by reference, all exhibits and financial statements, as it becomes effective; the term "Prospectus" refers to and means the Prospectus included in the Registration Statement when it becomes effective or as filed in final form in accordance with the requirements of Rule 424(b) of the Rules and Regulations; and the term "Preliminary Prospectus" refers to and means any prospectus included in said Registration Statement before it becomes effective. The term "Effective Date" throughout this Agreement refers to the date the Commission declares the Registration Statement effective pursuant to Section 8 of the Act.

     2.2 Accuracy of Registration Statement and Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Units, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and the applicable Rules and Regulations of the Commission thereunder and to the best of the Company's knowledge has not included at the time of filing any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, except with respect to matters subsequently amended prior to the Effective Date. On the Effective Date and on the Closing Date, the Registration Statement and Prospectus will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations for the purposes of the public offering of the

Units, and all statements of material fact contained in the Registration Statement and Prospectus will be true and correct, and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company does not make any representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon written information furnished on behalf of the Underwriting Group specifically for use therein. The Company will not at any time hereafter file any amendments to the Registration Statement or in accordance with Rule 424(b) of the Rules and Regulations of which the Representative shall not have been previously advised in advance of filing or to which the Representative shall reasonably object in writing.

     2.3 Financial Statements. The financial statements of the Company together with related schedules and notes as set forth in the Registration Statement and Prospectus will present fairly the financial position of the Company and the results of its operations and the changes in its financial position at the respective dates and for the respective periods for which they apply; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods concerned except as otherwise stated therein.

     2.4  Independent   Public  Accountant.   ...........................   have
certified or shall certify certain of the fiscal year end financial statements filed or to be filed with the Commission as part of the Registration Statement and Prospectus and are independent certified public accountants within the meaning of the Act and the Rules and Regulations.

     2.5 No Material Adverse Change. Except as may be reflected in or contemplated by the Registration Statement or the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and Prospectus, and prior to the Closing Date, (i) there shall not be any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; (ii) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (iii) the Company shall not have incurred any material liabilities, obligations or claims, contingent or otherwise, which are not disclosed in the Prospectus; (iv) except in the ordinary course of business and with the consent of the Representative, there shall not have been nor will there be any change in the capital stock or long-term debt (except current payments) of the Company; and (v) the Company has not and will not have paid or declared any dividends or other distributions on its capital stock.

     2.6 No Defaults. Other than as disclosed in the Registration Statement or Prospectus, the Company is not in any material default which has not been waived in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation, as amended, or by-laws of the Company, any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be
required  under  the  Act  or  under  the  securities   laws  of  any  state  or
jurisdiction.

     2.7 Incorporation and Standing. The Company is and at the Closing Date and the Over-Allotment Closing Date will be duly incorporated and validly existing in good standing as a corporation under the laws of the State of Wyoming with authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus, and with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Registration Statement and Prospectus; the Company has full power and authority to enter into this Agreement; and the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned or leased) or the nature of its business makes such qualification necessary.

     2.8 Legality of Outstanding Stock. The outstanding capital stock of the Company has been duly and validly authorized, issued and is fully paid and nonassessable and will conform to all statements with regard thereto contained in the Registration Statement and Prospectus. No sales of securities have been made by the Company in violation of the registration or anti-fraud provisions of the Act or in violation of any other federal law or laws of any state or jurisdiction.

     2.9 Legality of Securities. The Units, Common Stock, Warrants, Common Stock underlying the Warrants ("Warrant Shares"), Underwriter's Warrants, and the Common Stock and Warrants issuable upon the exercise of the Underwriter's Warrants have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Common Stock and Warrant Shares and the Common Stock underlying the Underwriter's Warrants, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. The Warrants and the Underwriter's Warrants, when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with the terms thereof. A sufficient number of shares of Common Stock of the Company has been reserved for issuance upon exercise of the Warrants, the Unit Common Stock Warrants and the Warrants issuable upon the exercise of the Unit Warrants. The Common Stock, the Warrants, the Warrant Shares, the Underwriter's Warrants and the Common Stock and Warrants issuable upon the exercise of the Underwriter's Warrants will conform to all statements with regard thereto in the Registration Statement and Prospectus.

     2.10 Prior Sales. No unregistered securities of the Company, of an affiliate or of a predecessor of the Company have been sold within three years prior to the date hereof, except as set forth in the Registration or otherwise disclosed to the Representative in writing.

     2.11 Litigation. Except as set forth in the Registration Statement and Prospectus, there is and at the Closing Date there will be no action, suit or proceeding before any court, arbitration tribunal or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially affect the properties or assets of the Company.

     2.12 Underwriter's Warrants. Upon delivery of and payment for the Underwriter's Warrants to be sold by the Company as set forth in Section 3.3 of this Agreement, the Representative and designees of the Representative will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims whatsoever; and the Company will have on the Effective Date and at the time of delivery of such Underwriter's Warrants full legal right and power and all authorization and approval required by law to sell, transfer and deliver such Underwriter's in the manner provided hereunder.

     2.13 Finder. The Company knows of no outstanding claims against it for compensation for services in the nature of a finder's fee, origination fee or financial consulting fee with respect to the offer and sale of the Units hereunder except as previously disclosed in writing to the Representative.

     2.14 Exhibits. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed and each contract to which the Company is a party and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects in accordance with their respective terms, and none of such contracts have been assigned by the Company; and the Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts.

     2.15 Tax Returns. The Company has filed all federal and state tax returns which are required to be filed by it and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

     2.16 Property. Except as otherwise set forth in or contemplated by the Registration Statement and Prospectus, the Company has good title, free and clear of all liens, encumbrances and defects, except liens for current taxes not due and payable, to all property and assets which are described in the Registration Statement and the Prospectus as being owned by the Company, subject only to such exceptions as are not material and do not adversely affect the present or prospective business of the Company.

     2.17 Authority. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and this Agreement is the valid, binding and legally enforceable obligation of the Company.

     2.18 Lock-Up. Prior to the Effective Date of the Registration Statement, the Company shall cause each of its officers, directors and 5% or greater shareholders of the Company to execute and deliver an agreement to the Representative that such person will not sell, pledge or otherwise dispose of any shares of the Company's Common Stock owned directly or indirectly by such person or beneficially by such person (as defined by the Securities Exchange Act of 1934 and rules promulgated thereunder) on the Effective Date of the Registration State for a period thereafter of one (1) year without the Representative's prior written consent, which consent shall not be unreasonably withhold. All such agreements shall be in form and substance satisfactory to the Representative and the Representative's Counsel and shall be delivered to the Representative and the Representative's Counsel prior to the Effective Date of the Registration Statement.

     2.19 Use of Form SB-2. The Company is eligible to use Form SB-2 for the offer and sale of the Units, the Common Stock, the Warrants, the Warrant Shares, Underwriter's Warrants and the underlying Common Stock and securities underlying such Underwriter's Warrants.

     2.20 NASDAQ or Exchange Listing. On the Effective Date, the Company's securities must be qualified for initial inclusion or maintaining inclusion on NASDAQ Small Cap. The Company agrees to have its eligible securities designated as a NASDAQ National Market System security or listing on a national securities exchange as soon as the Company meets the qualifications for such designation or listing.

     2.21 Transfer and Warrant Agent, Daily Transfer Sheets and DTC Position Listing Report. The Company shall designate a transfer and warrant agent acceptable to the Underwriter for the Company's securities. For a period of two
(2) years from the Effective Date, the Company, at its expense, shall provide the Underwriter, if so requested in writing, with copies of the Company's daily Common Stock and Warrant transfer sheets and the DTC special security position listing reports. The Company agrees not to change its transfer agent for two (2) years without the prior written consent of the Underwriter.

     All  of  the  above   representations  and  warranties  shall  survive  the
performance or termination of this Agreement.

                                    SECTION 3
                         PURCHASE AND SALE OF THE UNITS

     3.1 Purchase of Units and Over-Allotment Option. The Company hereby agrees to sell to members of the Underwriting Group named in Schedule I hereto (individually referred to as "Member" and collectively referred to as "Members") (for all of whom the Representative is acting), severally and not jointly, and each Member of the Underwriting Group, upon the basis of the representations and warranties herein obtained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, severally and not jointly, the number of Units set forth opposite their respective names in Schedule I hereto at a purchase price of $3.00 per Unit.

     The Company hereby grants to the Representative an over-allotment option for a period of forty-five (45) days after the Effective Date to purchase at a purchase price of $3.00 per Unit up to 150,000 additional Units, each such Unit to be identical in all respects to a Unit as described in Section 1 hereof, solely to cover over-allotments, if any.

               3.1.1 Default by a Member. If for any reason one or more Members of the Underwriting Group shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of
          Section 9 hereof) to purchase and pay for the number of Units agreed to be purchased by such Member, the Company shall immediately give notice thereof to the Representative, and the non-defaulting Members shall have the right within 24 hours after the receipt by the Representative of such notice, to purchase or procure one or more other Members to purchase, in such proportions as may be agreed upon among the Representative and such purchasing Member or Members and upon the terms herein set forth, the Units which such defaulting Member or Members agreed to purchase. If the non-defaulting Members fail so to make such arrangements with respect to all such Units, the number of Units which each non-defaulting Member is otherwise obligated to purchase under the Agreement shall be automatically increased pro rata to absorb the remaining Units which the defaulting Member or Members agreed to purchase; provided, however, that the non-defaulting Members shall not be obligated to purchase the Units which the defaulting Member or Members agreed to purchase in excess of 10% of the total number of Units which such non-defaulting Member agreed to purchase hereunder, and provided further that the non-defaulting Members shall not be obligated to purchase any Units which the defaulting Member or Members agreed to purchase if such additional purchase would cause the Member to be in violation of the net capital rule of the Commission or other applicable law. If the total number of Units which the defaulting Member or Members agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 14-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to the Representative for the purchase of such Units on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Closing determined as provided in Section 3.2.2 hereof for not more than seven business days after the date originally fixed as the Closing pursuant to said Subsection 3.2.2 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Members nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Units which the defaulting Member or Members agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Member, except the Company shall be liable for actual expenses incurred by the Representative as provided in Section 3.4 hereof, and without any liability on the part of any non-defaulting Member to the Company.

               3.1.2 Liability of Defaulting Member. Nothing contained in this Section 3.1 shall relieve any defaulting Member of its liability, if any, to the Company or to the remaining Members of the Underwriting Group for damages occasioned by its default hereunder.

     3.2 Public Offering Price. After the Commission notifies the Company that the Registration Statement has become effective, the Members of the Underwriting Group propose to offer the Units to the public at an initial public offering price of $3.00 per Unit as set forth in the Prospectus. The Members of the Underwriting Group may allow such discounts and concessions upon sales to selected dealers as may be determined from time to time by the Representative.

               3.2.1 Payment For Units. Payment for the Units (including Units included in the over-allotment option which the Representative agrees to purchase) shall be made to the Company or its order by certified or official bank check or checks, in the amount of the purchase price by or on behalf of the Representative at the offices of the Representative in Denver, Colorado, upon delivery to the Representative or its designee of certificates for the Common Stock and Warrants comprising the Units in definitive form in such numbers and registered in such names as the Representative requests in writing at least three full business days prior to such delivery. At the request of the Representative, the Company shall deliver the component securities of the Unit to the Members of the Underwriting Group through the facilities of The Depository Trust Company or as otherwise directed.

               3.2.2  Closing.  The  time  and  date of  delivery  and
          payment hereunder is herein called the "Closing Date" and shall take place at the office of the Representative in Denver, Colorado, or at such other location as may be specified by the Representative, at 10:00 a.m. on the fifth business day following the date of the Prospectus; provided, however, that such date may be extended for not more than an additional seven business days by the Representative. Should the Representative elect to exercise any part of the over-allotment option pursuant to Section 3.1 hereinabove, the time and date of delivery and payment for said over-allotment Units shall be as mutually agreed, but not later than the forty-fifth (45th) calendar day after the Effective Date or the date of the Prospectus, whichever is later. Said date is referred to as the "Over-Allotment Closing Date."

               3.2.3 Inspection of Certificates. For the purpose of expediting the checking and packaging of the certificates for the securities comprising the Units and the Underwriter's Unit Purchase Warrants, the Company agrees to make the certificates available for inspection by the

          Representative at the main office of the Representative in Denver, Colorado, at least two full business days prior to the proposed delivery date.

     3.3 Sale of Underwriter's Warrants. On the Closing Date, the Company will sell to the Underwriter for a total purchase price of $100, warrants to purchase common stock substantially identical to the Common Stock comprising a part of the Units at 100% of the initial per Unit offering price on the Effective Date of the Registration Statement (the Unit Common Stock Warrant) and warrants to purchase Warrants comprising a part of the Units (the Unit Warrant) (the Unit Common Stock Warrant and the Unit Warrant are together referred to as the Underwriter's Warrants). The Company shall not be obligated to sell and deliver the Underwriter's Warrants, and the Representative will not be obligated to purchase and pay for the Underwriter's Warrants, except upon payment for the Units pursuant to Subsection 3.2.1 hereof.

     The total number of securities which may be purchased upon exercise of the Unit Common Stock Warrant will be 10% of the number of shares of Common Stock which are sold as a part of the Units in the offering and the total number of securities which may be acquired upon exercise of the Unit Warrant will be 10% of the number of Warrants included as a part of the Units, respectively, excluding such Units as may be sold upon exercise of the Underwriter's over-allotment option. The Underwriter's Warrants shall be non-transferable for a period of one (1) year following the Effective Date except to the Underwriters and selected dealers and their respective officers or partners. The Unit Common Stock Warrant shall contain anti-dilution provisions, a cashless exercise provision, a one-time demand registration provision, customary piggyback registration rights and shall otherwise be in form and substance satisfactory to the Underwriter. The Unit Common Stock Warrant will be exercisable during the four-year period commencing one (1) year after the Effective Date. The Unit
Warrant will be exercisable during the period provided in the Warrant, commencing one (1) year after the Effective Date.

     3.4 Representative's Expense Allowance. It is understood that the Company shall reimburse the Representative, for itself alone and not on behalf of the other Members of the Underwriting Group, for its expenses on a nonaccountable basis in the amount of 3% of the gross proceeds from the sale of the Units ($
 ..............  per Unit) including proceeds from the sale of the Units included in the over-allotment option. The Representative acknowledges receipt of $25,000 of said non-accountable expense allowance. By the Closing Date and, if applicable, on the Over-Allotment Closing Date, the Representative shall be
entitled  to  withhold  the  unpaid  balance  of  such  nonaccountable   expense
allowance. The Representative shall be solely responsible for all expenses incurred by it in connection with the offering including, but not limited to, the expenses of its own counsel except as set forth in Section 5.7 hereof. Notwithstanding the foregoing, if the Registration Statement does not become effective, or the offering is never commenced after it becomes effective, or if this Agreement is terminated as provided herein, the Representative will retain so much of the non-accountable expense allowance which has been or should have been received by the Representative from the Company as is equal to its actual accountable out-of-pocket expenses and reimburse the remainder, if any to the Company, provided that the amount to be reimbursed will not exceed the amount of the non-accountable expense allowance. The Representative's expenses shall include, but are not to be limited to, a fee to compensate the Representative for the services and time of Representative's counsel, plus any additional expenses and fees, including but not limited to, travel expenses, postage expenses, duplication expenses, confirmation and other record preparation expenses, long-distance telephone expenses, consultant and investigator expenses and other expenses incurred by the Representative in connection with the proposed offering.

     3.5 Additional Financing. The Company agrees that if the Representative arranges for equity financing accepted by and closed with the Company other than as contemplated herein during a period of five (5) years from the date of this Agreement, the Company will pay a ten percent (10%) commission to the

Representative based on the amount of equity financing. "Arranges," as used in this section, means locating the financing, introducing the Company to the source of the financing, and assisting the Company, in all reasonable ways as the Company may request, to negotiate and complete the financing.

     If the Underwriter arranges for debt financing accepted by and closed with the Company during a period of five (5) years from the date hereof, the Company will pay a five percent (5%) commission to the Underwriter based on the amount of debt financing.

     If the Underwriter obtains an increase in the Company's line of credit, which is accepted by and closed with the Company, the Company will pay a fee equal to 1% of the amount of increase.

     If the Underwriter arranges for the purchase or sale of assets, for a merger, acquisition or joint venture accepted by and closed with the Company, during a period of five (5) years from the date hereof, the Company will pay a fee to the Underwriter for its services calculated as follows:

    5% of the value of the transaction to the Company up to and including $1,000,000,

    4% of the value of the transaction to the Company greater than $1,000,000 and up to and including $2,000,000,

    3% of the value of the transaction to the Company greater than $2,000,000 and up to and including $3,000,000,

    2% of the value of the transaction to the Company greater than $3,000,000 and up to and including $4,000,000, and

    1% of the value of the transaction to the Company in excess o $4,000,000, all from such income as received.

     In addition, the Company shall reimburse the Representative for any reasonable expenses that it incurs in arranging and closing such funding or transactions, including fees of its counsel after receiving written approval from the Company.

     The provisions of this Section 3.5 shall survive the performance or termination of this Agreement in accordance with Section 12.2 of this Agreement.

     3.6 Representations of the Parties. The parties hereto respectively represent that as of the Closing Date the representations herein contained and the statements contained in all the certificates theretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

     3.7 Post-Closing Information. The Representative covenants that reasonably promptly after the Closing Date, it will supply the Company with all information required from the Representative which must be supplied to the Commission, if any, and such additional information as the Company may reasonably request to be supplied to the securities authorities for such states in which the Units have been qualified for sale.

     3.8 Re-Offers By Selected Dealers. On each sale by the Representative of any of the Units to selected dealers, the Representative shall require the selected dealer purchasing any such Units to agree to re-offer the same on the terms and conditions of the offering set forth in the Registration Statement and Prospectus.

     3.9 Right of First Refusal. If the Offering is consummated, the Company will grant to the Representative a right of first refusal for a period of three
(3) years after the Effective Date to act as managing underwriter for any public offerings of its securities contemplated by the Company or any of its subsidiaries. The right shall continue in effect during the entire three (3) year period despite the exercise of the right or the refusal to exercise the right during the period. The Representative shall have thirty (30) days within which to determine whether to exercise the right. The right shall continue during the entire three (3) year period despite any prior exercise of the right or the refusal to exercise the right during the period.

                                    SECTION 4
                      REGISTRATION STATEMENT AND PROSPECTUS

     4.1 Delivery of Registration Statements. The Company shall deliver to the Representative without charge two (2) manually signed copies of the Registration Statement, including all financial statements and exhibits filed therewith and any amendments or supplements thereto, and shall deliver without charge to the Representative ten (10) conformed copies of the Registration Statement and any amendment or supplement thereto, including such financial statements and exhibits. The signed copies of the Registration Statement so furnished to the Representative will include manually signed copies of any and all consents and certificates of the independent public accountant certifying to the financial statements included in the Registration Statement and Prospectus and signed copies of any and all opinions, consents and certificates of any other persons whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified, or reviewed any part thereof.

     4.2 Delivery of Preliminary Prospectus. The Company will cause to be delivered to Members of the Underwriting Group and to other broker-dealers, without charge, prior to the Effective Date as many copies of each Preliminary Prospectus filed with the Commission bearing in red ink the statement required by Item 501(c)(8) of Regulation S-K (Reg. 229.501(c)(8)) as may be required by the Representative. The Company consents to the use of such documents by Members of the Underwriting Group and by selected dealers prior to the Effective Date of the Registration Statement.

     4.3 Delivery of Prospectus. The Company will deliver, without charge, copies of the Prospectus at such addresses and in such quantities as may be required by the Representative for the purposes contemplated by this Agreement and shall deliver said printed copies of the Prospectus to Members of the Underwriting Group and to selected dealers within one business day after the Effective Date.

     4.4 Further Amendments and Supplements. If during such period of time as in the opinion of the Representative or its counsel the Prospectus is required to be delivered under the Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the Effective Date to amend or supplement the Prospectus to comply with the Act, the Company will forthwith notify the Representative thereof and prepare and file with the Commission such further amendment to the Registration Statement or supplemental or amended Prospectus as may be required and furnish and deliver to the Representative and to others whose names and addresses are designated by the Representative, all at the cost of the Company, a reasonable number of copies of the amended or supplemented Prospectus which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Prospectus not misleading in the light of the circumstances as of the date of such Prospectus, amendment, or supplement, and which will comply in all respects with the Act; and in the event the Representative is required to deliver a Prospectus beyond completion of its participation in the public offering, upon request will prepare promptly such Prospectus or Prospectuses as may be necessary to permit continued compliance with the requirements of the Act.

     4.5 Use of Prospectus. The Company authorizes the Members of the Underwriting Group in connection with the distribution of the Units and all selected dealers to whom any of the Units may be sold to use the Prospectus as from time to time amended or supplemented, in connection with the offer and sale of the Units and in accordance with the applicable provisions of the Act, the Rules and Regulations and state Blue Sky or securities laws.

                                    SECTION 5
                            COVENANTS OF THE COMPANY

     The Company covenants and agrees with the Representative and other Members of the Underwriting Group that:

     5.1 Objection of Representative to Amendments or Supplements. After the date hereof, the Company will not at any time, whether before or after the Effective Date, file any amendment or supplement to the Registration Statement or Prospectus unless and until a copy of such amendment or supplement has been previously furnished to the Representative a reasonable period prior to the proposed filing thereof, or to which the Representative or counsel for the Representative have reasonably objected, in writing, on the ground that such amendment or supplement is not in compliance with the Act or the Rules and Regulations.

     5.2 Company's Best Efforts to Cause Registration Statement to Become Effective. The Company will use its best efforts to cause the Registration Statement and any post-effective amendment subsequently filed, to become effective as promptly as reasonably practicable and will promptly advise the Representative, and will confirm such advice in writing (i) when the Registration Statement shall become effective and when any amendment thereto shall have become effective and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make a request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the Act or of the initiation of any proceedings for that purpose, (iv) of the happening of any event which in the judgment of the Company makes any material statement in the Registration Statement or Prospectus untrue or which requires the making of any changes in the Registration Statement or Prospectus in order to make the statements therein not misleading, and (v) of the refusal to qualify or the suspension of the qualification of the Units for offer or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such order or of any order preventing or suspending such use, to prevent any such refusal to qualify or any such suspension, and to obtain as soon as possible a lifting of any such order, the reversal of any such refusal and the termination of any such suspension.

     5.3 Preparation and Filing of Amendments and Supplements. The Company agrees to prepare and file promptly with the Commission, upon request of the Representative, such amendments or supplements to the Registration Statement or Prospectus, in form satisfactory to counsel to the Company, as in the opinion of counsel to the Representative and of counsel to the Company may be necessary in connection with the offer and sale of the Units and will use its best efforts to cause the same to become effective as promptly as possible.

     5.4 Blue Sky Qualification. It is understood and agreed by the Company and the Representative that it shall be a condition of the Offering that the sale of the Units be registered or otherwise qualified for offer and sale in those states as may be reasonably requested by the Representative. The Company specifically agrees to attempt to register or qualify the Offering in California, Colorado, Florida, Illinois, Kansas, New Jersey, New York, North Carolina, Texas and Wyoming. Copies of all applications for the registration or qualification of the Units and other securities referenced herein and related documents (except for the Registration Statement and Prospectus) will be filed by Representative's Counsel with the various states and shall be supplied to the Company's legal counsel, concurrently with their transmission to the various states. The expense of such filings, including legal fees of Representatives's Counsel, shall be promptly paid by the Company. The Company shall advance to Representative's Counsel a retainer of $5,000, against which the legal fees of Representative's Counsel may be billed. Copies of all comments and orders received from the various states shall be immediately supplied to the Company's legal counsel. Immediately prior to the distribution of the preliminary
Prospectuses to potential investors, and prior to the Effective Date, Representative's Counsel shall provide a written memorandum of all states wherein the preliminary Prospectus may be distributed and wherein the Offering has been registered or qualified for sale, cancelled, withdrawn, denied or exempt, the date of such event(s) and the number of Units registered or qualified for sale in each such state. After settlement and closing, the Representative may confirm the qualification of the Company's securities in writing to the Company and the Company's counsel. Failure by the Company or Company's counsel to refute such confirmation shall constitute an affirmative statement by the same advising the Representative that such qualification in fact has taken place.

     5.5 Financial Statements. The Company at its own expense will prepare and give and will continue to give such financial statements and other information to and as may be required by the Commission, or the proper public bodies of the states in which the Units and underlying securities may be registered or qualified.

     5.6 Reports and Financial Statements to the Representative. During the period of three years from the Closing Date, the Company will deliver to the Representative, copies of each annual report of the Company, and will deliver to the Representative: (i) within 90 days after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries, if any, on a consolidated basis, and a similar financial report of all unconsolidated subsidiaries, if any, all such reports to include a balance sheet as of the end of the preceding fiscal year, a statement of operations, a statement of cash flows and an analysis of shareholders' equity covering such fiscal year, and all to be in reasonable detail and certified by independent public accountants for the Company; (ii) copies of all other statements, documents, or other information which the Company shall mail or otherwise make available to any class of its security holders, or shall file with the Commission; and (iii) upon request in writing from the Representative, furnish to the Representative such other information as may reasonably be requested and which may be properly disclosed to the Representative with reference to the property, business and affairs of the Company and its subsidiaries, if any; provided such written request includes an agreement to keep confidential any information which should not be disclosed to the public.

     The requirements of subparagraph (i) in the above paragraph will be satisfied if the Company provides to the Representative copies of its Form 10-K, Form 10-Q and Form 8-K in the form and at the time it is filed with the Securities and Exchange Commission.

     If the Company  shall fail to furnish  the  Representative  with  financial statements as herein provided, within the times specified herein, the Representative, after giving reasonable notice of not less than 30 days, shall have the right to have such financial statements prepared by independent public accountants of its own choosing and the Company agrees to furnish such independent public accountants such data and assistance and access to such records as they may reasonably require to enable them to prepare such statements and to pay their reasonable fees and expenses in preparing the same.

     5.7 Expenses Paid by the Company. The Company shall bear, whether or not the transactions contemplated hereunder are consummated or the Registration Statement is prevented from becoming effective or this Agreement is terminated, all costs and expenses incident to the filing of the Registration Statement with the NASD, the cost and legal counsel fees of qualification under state securities laws (with such legal fees not to exceed $10,000 in total without prior approval of the Company), the fees and disbursements of legal counsel and accountants for the Company, the cost of preparing and printing the Registration Statement, the cost of printing as many preliminary and final Prospectuses as the Representative may deem necessary, the cost of providing the Representative's Counsel with two bound volumes of the Registration Statement as amended, including all exhibits, correspondence and other documentation relating thereto, and all expenses incurred in connection with the holding of due diligence meetings, including the cost of the meeting room, food and beverage, and expenses incurred by Company representatives in attending a reasonable number of such due diligence meetings (which shall include all expenses of presentations as reasonably requested by the Representative) with the Representatives' representatives, prospective dealers and their representatives and others, the expenses of delivery of preliminary and final Prospectuses to the Representatives and dealers (the final Prospectus shall be delivered no later than the day following the Effective Date), and any other expenses customarily paid by an issuer; provided, however, that any amounts paid to the Representative as an expense allowance shall not exceed the amounts provided in
Section 3.4. Except as specified above, the Company shall not be required to pay any fees or charges for attending, or any travel or lodging expenses incurred in attending, due diligence meetings by representatives of the Representatives or dealers.

     5.8 Reports to Shareholders. The Company represents that its Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended ("1934 Act"), and that the Company has, to the best of its knowledge, filed in a timely manner all reports and other documents required to be filed pursuant to Sections 13, 14, or 15(d) during the period that the Company has been required to file such reports and documents. The Company agrees that for so long as the Company's Common Stock is registered under the 1934 Act, the Company will hold an annual meeting of shareholders for the election of directors within one hundred eighty (180) days after the end of each of the Company's fiscal years. The Company shall provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto, such financial statements will be those required by the 1934 Act and will be included in an annual report meeting the requirements of Rule 14c-3 under the 1934 Act, provide the Company's shareholders with quarterly summary operating financial statements, and cause its Board of Directors to establish and maintain an audit and compensation committee.

     5.9 Section 11(a) Financials. The Company will make generally available to its security holders and will deliver to the Representative, as soon as practicable, an earnings statement (as to which no opinion need be rendered but which will satisfy the provisions of Section 11(a) of the Act) covering a period of at least 12 months beginning after the Effective Date. Compliance by the Company with Rule 158 promulgated under the Act shall satisfy the requirements of this Section 5.9.

     5.10 Post-Effective Availability of Prospectus. Within the time during which the Prospectus is required to be delivered under the Act, the Company will comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be in force, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealings in the Units, the securities comprising the Units and the exercise of the Warrants.

     5.11 Application of Proceeds. The Company will adopt procedures for the stewardship of the net proceeds it receives from the sale of the Units and will apply the net proceeds from the sale of the Units substantially in the manner specifically set forth in the Registration Statement and Prospectus unless any deviation from such application is in accordance with the Registration Statement and occurs only after approval by the Board of Directors of the Company and then only after the Board of Directors has obtained the written opinion of recognized legal counsel well versed in the federal and state securities laws as to the propriety of any such deviation.

     5.12 Undertakings of Certain Shareholders. The Company will deliver to the Representative, prior to the execution of this Agreement, the undertaking of each officer and director that such persons shall not sell or otherwise dispose of any portion of the shares of common stock owned directly, indirectly or beneficially prior to the Effective Date for a period of one (1) year from the Effective Date without the Representative's prior written consent.

     5.13 Delivery of Documents. At the Closing, the Company will deliver to the Representative true and correct copies of the articles of incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of the Company; true and correct copies of the by-laws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held prior to the Closing Date which in any way relate to the subject matter of this Agreement.

     5.14 Cooperation With Representative's Due Diligence. At all times prior to the Closing Date, the Company will cooperate with the Representative in such investigation as the Representative may make or cause to be made of all the properties, management, business and operations of the Company in connection with the purchase and public offering of the Units, and the Company will make available to the Representative in connection therewith such information in its possession as the Representative may reasonably request.

     5.15 Appointment of Transfer Agent and Warrant Agent. The Company has appointed *____________________, ____________________, as Transfer Agent for the
Units and component securities and Warrant Agent for the Warrants, subject to the Closing. The Company will not change or terminate such appointment for a period of three years from the Effective Date without first obtaining the written consent of the Representative, which consent shall not be unreasonably withheld.

     5.16 Compliance With Conditions Precedent. The Company will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Members of the Underwriting Group in
Section 8 hereof.

     5.17 Filing of Form SR. If required under the Act, the Company agrees to file with the Commission all required reports on Form SR in accordance with the provisions of Rule 463 promulgated under the Act and to provide a copy of such reports to the Representative and its counsel.

     5.18 Bound Volume. The Company shall supply to the Representative and the Representative's counsel, at the Company's cost, two bound volumes each of all of the public offering materials within a reasonable time after the closing, not to exceed three months.

     5.19 Listing in Moody's and Standard & Poor's. As soon as possible prior to the Effective Date, the Company agrees to use its best efforts to have the Company listed in Moody's Over-The-Counter Manual and Standard & Poor's Standard Corporation Records, or if already listed, the Company agrees to use its best efforts to maintain such listings.

     5.20 NASDAQ . The Company agrees to have the Units, Common Stock and Warrants comprising the Units eligible for quotation on NASDAQ on the Effective Date, on the Closing Date and on the Over-Allotment Closing Date and continuing thereafter during the entire period that the Company is in compliance with NASDAQ maintenance requirements. The NASDAQ symbols, other than for the Common Stock, shall be mutually agreeable to the Company and the Representative.

     5.21 Secondary Trading Qualification. The Company agrees to qualify the Units, Common Stock and Warrants for secondary trading, as soon as legally possible, for secondary trading in such states as are requested by the Representative from time to time.

     5.22 Right of Inspection. The Company agrees that for a period of three (3) years after the Effective Date, the Representative, at the Representative's expense, will have the right to have a person or persons selected by the Representative review the books and records of the Company upon seven (7) days' written notice and at reasonable times. Such person or persons will be required to execute a confidentiality agreement which will, in part, prohibit disclosure of information to any party except the Representative, which information shall be held in confidence unless otherwise specifically agreed to by the Company in writing.

     5.23 Board Member. Immediately after the Closing, the Representative shall have the right, subject to the approval of the majority of the Board of Directors, to select one member of the Company's Board of Directors. The director to be selected by the Representative shall serve until the next annual meeting of the Company's shareholders. Thereafter, the Company will have such member renominated for an additional two terms of office, and the Company's officers and directors will agree to vote their shares to re-elect such member. Additionally, the Company will solicit its shareholders to vote in favor of the Representative's nominee.

     5.24 Outside Directors, Committees, Executive Compensation. The Company agrees to have at least two outside directors on the Effective Date of the Registration Statement, and to cause such persons to be renominated as directors for two additional one-year terms. The Company will form independent audit and compensation committees which shall be comprised of three of the Company's directors. Two of these directors will be independent directors who are not officers of the Company.

     5.25 Public Relations Advisors. The Company agrees to engage the service of a public relations advisory firm, acceptable to the Underwriter, at least sixty
(60) days prior to the Effective Date and to retain the services of such firm for at least one (1) year following the Effective Date.

                                    SECTION 6
                        INDEMNIFICATION AND CONTRIBUTION

     6.1 Indemnification By Company. The Company agrees to indemnify and hold harmless the Representative and the other Members of the Underwriting Group (for the purposes of this Section 6 collectively the "Underwriters") and each officer, director, employee, representative, agent, surety, guarantor, and each person who controls each of the Underwriters within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, any other statute, at common law, NASD requirements or otherwise and to reimburse the persons indemnified above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation, arbitration or any other proceeding (hereinafter referred to as "litigation" in this Section 6), whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon this Agreement or any matter relating to the offer or sale of the Units, including, but not limited to, any violation of any registration requirements, any improper use of sales literature or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any application or other document filed in order to qualify the Units under the securities laws of the states where filings were made, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date of the Prospectus or such amendment or supplement; provided, however, that the indemnity agreement contained in this
Section 6.1 shall not apply to amounts paid in settlement of any such litigation if such settlements are effected without the consent of the Company, nor shall it apply to the Underwriters or any other person indemnified as provided above in respect of any such losses, claims, damages, liabilities or actions arising out of or based upon any such untrue statements or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information peculiarly within the knowledge of the Underwriters and furnished in writing to the Company by the Underwriters specifically for use in connection with the preparation of the Registration Statement and Prospectus or any such amendment or supplement thereto. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the Underwriters or any other person indemnified as provided above. The Underwriters or any other person indemnified as provided above agree within twenty days after the receipt by them of written notice of the commencement of any action against them in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this Section 6.1 to notify the Company in writing of the commencement thereof. The failure of the Underwriters or any other person indemnified as provided above so to notify the Company of any such action shall relieve the Company from any liability which it may have to such person on account of the indemnity agreement contained in this Section 6.1, but shall not relieve the Company from any other liability which it may have to the Underwriters or any person identified above. In case any such action shall be brought against the Underwriters or any other person indemnified as provided above and the Underwriters shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Underwriters or any other person indemnified as provided above, defendant or defendants in such litigation. The Company agrees to notify the Underwriters promptly of commencement of any litigation against it or any of its officers or directors, of which it may be advised, in connection with the issue and sale of any of the Units or any securities included therein and to furnish to the Underwriters, at their request, copies of all pleadings therein and permit the Underwriters to be observers therein and apprise the Underwriters of all developments therein, all at the Company's expense.

     6.2 Indemnification By Underwriters. The Underwriters agree to indemnify and hold harmless the Company, and each director, officer, employee and agent of the Company and each person who controls the Company within the meaning of
Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or any application or other document filed in any state or jurisdiction in order to qualify the Units under the securities laws thereof, if such statement or omission was made in reliance upon information peculiarly within its knowledge and furnished in writing to the Company by the

Underwriters on their behalf specifically for use in connection with the preparation thereof or supplement thereto. This indemnity agreement is in addition to any other liability which the Underwriters may otherwise have to the Company and any other person indemnified as provided above. The Underwriters shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without the consent of the Underwriters. In case of commencement of any action in respect of which indemnity may be sought from the Underwriters on account of the indemnity agreement contained in this Section 6.2, each person agreed to be indemnified by the Underwriters shall have the same obligation to notify the Underwriters as the Underwriters have toward the Company in Section 6.1 above, subject to the same loss of indemnity in the event such notice is not given, and the Underwriters shall have the same right to participate in (and, to the extent that they shall wish, to direct) the defense of such action at their own expense, but such defense shall be conducted by counsel of recognized standing and satisfactory to the Company or any other person indemnified as provided above. The Underwriters agree to notify the Company promptly of the commencement of any litigation against the Underwriters (and any other person indemnified as provided above), of which it may be advised, in connection with the issue and sale of any of the securities of the Company, and to furnish to the Company at its request copies of all pleadings therein and apprise it of all the developments therein, all at the Underwriters' expense, and permit the Company to be an observer therein.

     6.3 Contribution.  If the indemnification  provided for in Sections 6.1 and
6.2 of this Agreement are, for any reason other than as specified in such Sections, held by a court to be unavailable and the Company or any Member of the Underwriting Group has been required to pay damages as a result of a determination by a court, arbitration tribunal or any other person having jurisdiction over any Member of the Underwriting Group that the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, then the Company shall contribute to the damage paid by the Member of the Underwriting Group and the Member of the Underwriting Group shall contribute to the damages paid by the Company, but in each case only to the extent that such damages arise out of or are based upon such untrue statement or omission, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Member of the Underwriting Group on the other from the offering of the Units or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Member of the Underwriting Group in connection with the statements or omissions which resulted in such damages, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Member of the Underwriting Group shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and unitemized expenses received by the Member of the Underwriting Group. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Member of the Underwriting Group and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this Section 6.3, the term "damages" shall include any counsel fees or other expenses reasonably incurred by the Company or the Member of the Underwriting Group in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this Section 6.3. Notwithstanding the provisions of this Section 6.3, no Member of the Underwriting Group shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Member of the Underwriting Group has otherwise been required to pay by reason of any such untrue statements or omissions. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Under this Section 6.3, each Member of the Underwriting Group's obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

     The agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Underwriting Agreement shall remain operative and in full force and effect, regardless of (a) any investigation made by or on behalf of any Member of the Underwriting Group or any person controlling any Member of the Underwriting Group or by or on behalf of the Company, or any person controlling the Company, (b) acceptance of any Units and payment therefor hereunder, and (c) any termination of any other provision of this Underwriting Agreement. A successor of any Member of the Underwriting Group or of the Company, or any director or officer thereof or any person controlling any Member of the Underwriting Group or the Company, as the case may be, shall be entitled to the benefits of the agreements contained in this Section 6.

                                    SECTION 7
                           EFFECTIVENESS OF AGREEMENT

     This Agreement shall become effective (i) at 10:00 a.m., Denver time, on the first full business day after the Effective Date, or (ii) upon release by the Representative of the Units for sale after the Effective Date, whichever shall first occur. The Representative agrees to notify the Company immediately after the Representative shall have taken any action, by release or otherwise, whereby this Agreement shall have become effective. This Agreement shall, nevertheless, become effective at such time earlier than the time specified above, after the Effective Date, as the Representative may determine by notice to the Company.

                                    SECTION 8
                   CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS

     The obligations of the Underwriting Group hereunder to purchase the Units and to make payment to the Company hereunder on the Closing Date and on the Over-Allotment Closing Date, if any, shall be subject to the accuracy, as of the Closing Date and the Over-Allotment Closing Date, of each of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

     8.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective and no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement or the Prospectus nor any amendment thereto shall have been filed to which counsel to the Representative shall have reasonably objected in writing or have not given their consent.

     8.2 Accuracy of Registration Statement. The Representative shall not have disclosed in writing to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Representative, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

     8.3 Casualty and Other Calamity. The Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business of property considered as an entire entity, whether or not such loss is covered by insurance, and no officer or director of the Company shall have suffered any injury, sickness or disability of a nature which would materially adversely affect his or her ability to properly function as an officer or director of the Company.

     8.4 Litigation and Other Proceedings. Other than as disclosed in the Registration Statement or Prospectus, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, management, licenses, operations or financial condition or income of the Company considered as an entity.

     8.5 Lack of Material Change. Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the date of the last audited balance sheet included in the Registration Statement, the Company (a) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the last audited balance sheet included in the Registration Statement, and (b) except in the ordinary course of its business, the Company shall not have incurred any liabilities, claims or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. The capital stock and surplus accounts of the Company shall be substantially the same as at the date of the last audited balance sheet included in the Registration Statement, without considering the proceeds from the sale of the Units, other than as may be set forth in the Prospectus, and except as the surplus reflects the result of continued losses from operations consistent with the trend established by prior periods.

     8.6 Review By and Opinion of Representative's Counsel. The authorization of the Units, the Common Stock, the Warrants, the Warrant Shares, the Underwriter's Unit Purchase Warrants and the Common Stock and Warrants issuable upon the exercise of the Underwriter's Unit Purchase Warrants, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to counsel to the Representative.

     8.7 Opinion of Counsel. The Company shall have furnished to the Representative an opinion, dated the Effective Date, the Closing Date and, if applicable, the Over-Allotment Closing Date, addressed to the Representative, from Bearman Talesnick & Clowdus, P.C., 1200 17th Street, Suite 2600, Denver, Colorado, 80202-5826, counsel to the Company, to the effect that based upon a review by them of the Registration Statement, Prospectus, the Company's certificate of incorporation, by-laws, and relevant corporate proceedings and contracts, and examination of such laws they deem necessary and such other investigation by such counsel as they deem necessary to express such opinion:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wyoming, and has the corporate power and authority to own its properties and to carry on its business as described in the Registration Statement and Prospectus.

               (ii) The Company is duly qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or held under lease or the nature of the business conducted requires such qualification and in which the failure to qualify would have a materially adverse effect on the business of the Company.

               (iii) The authorized and  outstanding  capital stock of
          the Company is as set forth in the Registration Statement and Prospectus; the outstanding common stock of the Company, the Units, the Common Stock, the Warrants, and the Underwriter's Unit Purchase Warrants conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding common stock of the Company contains no preemptive rights; the Units and Underwriter's Unit Purchase Warrants have been, and the Warrant Shares issuable upon exercise of the Warrants, and the securities issuable upon exercise of the Underwriter's Unit Purchase Warrants will be, duly and validly authorized and, upon issuance thereof and payment therefor in accordance with this Agreement, validly issued, fully paid and nonassessable, and will not be subject to the preemptive rights of any shareholder of the Company.

               (iv) The Warrants, the Underwriter's Unit Purchase Warrants and the Warrants comprising part of the Underwriter's Unit Purchase Warrants have been duly and validly authorized and are valid and binding obligations of the Company enforceable in accordance with their respective terms.

               (v) A sufficient number of shares of common stock has been duly reserved for issuance upon the exercise of the Warrants, the Underwriter's Unit Purchase Warrants and the Warrants issuable upon exercise of the Underwriter's Unit Purchase Warrants.

               (vi)  To  such   counsel's   knowledge,   no  consents,
          approvals, authorizations or orders of agencies, officers or other regulatory authorities are required for the valid authorization, issuance or sale of the Units, the Common Stock, the Warrants and the Underwriter's Unit Purchase Warrants contemplated by this Agreement, except as such have been obtained and are in full force and effect under the Act and such as may be required under applicable state securities laws in connection with the purchase and distribution of such securities by the Representative and the Underwriting Group and the approval of the underwriting terms and compensation by the NASD.

               (vii) The issuance and sale of the Units, the Underwriter's Unit Purchase Warrants, and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions, or provisions of or constitute a default under the certificate of incorporation, or by-laws of the Company, or, to their knowledge, any note, indenture, mortgage, deed of trust, or other agreement or instrument known to such counsel without any specific investigation to which the Company is a party or by which the Company or any of its property is bound or any existing law (provided this paragraph shall not relate to federal or state securities laws), order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or its property.

               (viii) On the  basis of a  reasonable  inquiry  by such
          counsel, including his participation in conferences with representatives of the Company and its accountants at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and without expressing any opinion as to the financial statements or other financial data contained therein: (A) nothing has come to such counsel's attention which leads them to believe that the Registration Statement and the Prospectus, as amended or supplemented by any amendments or supplements thereto made by the Company prior to the Closing Date, do not comply as to form in all material respects with the requirements of the Act; (B) nothing has come to their attention which leads them to believe that the Registration Statement or the Prospectus, as amended or supplemented by any such amendments or supplements thereto, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (C) they do not know of any contract or other document required to be described in or filed as an exhibit to the Registration Statement which is not so described or filed; and (D) the Registration
          Statement has become effective under the Act, and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

               (ix) This Agreement has been duly authorized and executed by the Company and is a valid and binding agreement of the Company.

               (x) The Company is not in default of any of the contracts, licenses, leases or agreements to which it is a party, and the offering of the Units, the Common Stock, the Warrants and the Underwriter's Unit Purchase Warrants will not cause the Company to become in default of any of its contracts, licenses, leases or agreements.

               (xi)  The  Company  is  not   currently   offering  any
          securities for sale except as described in the  Registration
          Statement.

               (xii) Counsel has no knowledge of any promoter, affiliate, parent or subsidiaries of the Company except as are described in the Registration Statement and Prospectus.

               (xiii) To the knowledge of counsel, and without making any statement as to title, the Company owns all properties described in the Registration Statement as being owned by it; the properties are free and clear of all liens, charges, encumbrances or restrictions except as described in the Registration Statement; all of the leases, subleases and other agreements under which the Company holds its properties are in full force and effect; the Company is not in default under any of the material terms or provisions of any of the leases, subleases or other agreements; and there are no claims against the Company concerning its rights under the leases, subleases and other agreements and concerning its right to continued possession of its properties.

               (xiv) To the knowledge of counsel, the Company possesses the required licenses, certificates, authorizations or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business as described in the Registration Statement and to retain possession of its properties. Counsel is unaware of any notice of any proceeding relating to the revocation or modification of any of these licenses, certificates, authorizations or permits having been received by the Company.

               (xv) To the knowledge of counsel, the Company has paid all taxes which are shown as due and owing on the financial statements included in the Registration Statement and Prospectus.

               (xvi) The Units, Common Stock and Warrants of the Company are qualified for trading on the NASDAQ system upon completion of the distribution of the Units by the respective participant.

     As to all factual matters including without limitation the issuance of stock and warrant certificates and receipt of payment therefor, the states in which the Company transacts business, the adoption of resolutions reflected by the Company's minute book and the like, such counsel may rely on the certificate of an appropriate officer of the Company. Counsel's opinion as to the validity and enforceability of any and all contracts and agreements referenced herein may exclude any opinion as to the validity or enforceability of any indemnification or contribution provisions thereof, or as the validity or enforceability of any such contract or agreement may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally and by equitable principles.

               8.8.1 Accountant's Letter. The Representative shall have received letters addressed to it dated the Effective Date, the Closing Date and, if applicable, the Over-Allotment Closing Date, respectively, and a draft of such letter at least five days prior to the Effective Date, the Closing Date and, if applicable, the Over-Allotment Closing Date, from *____________________, independent public accountants for the Company, stating that (i) with respect to the Company they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and the response to Item 509 of Regulation S-K as reflected by the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements examined by them of the Company at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus, comply in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form SB-2; (iii) on the basis of certain indicated procedures (but not an examination in accordance with generally accepted accounting principles), including a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters regarding the specific items for which representations are requested below and a reading of the minute books of the Company, nothing has come to their attention which would cause them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five days prior to the date of such letter (a) there has been any change in the capital stock or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor other than as set forth in or contemplated by the Registration Statement or Prospectus; (b) there have been any material decreases in net current assets or net assets as compared with amounts shown in the last audited balance sheet included in the Prospectus so as to make said financial statements misleading other than as set forth in or contemplated by the Registration Statement or Prospectus; and (c) on the basis of the indicated procedures and discussions referred to in clause (iii) above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that (1) the unaudited financial statements and schedules set forth in the Registration Statement and Prospectus do not present fairly the financial position and results of the Company, for the periods indicated, in conformity with the generally accepted accounting principles applied on a consistent basis with the audited financial statements, and (2) the dollar amounts, percentages and other financial information set forth in the Registration Statement and Prospectus under the captions "Summary", "Risk Factors", and "Dilution", are not in agreement with the Company's general ledger, financial records or computations made by the Company therefrom.

               8.8.2 Conformed Copies of Accountant's Letter. The Representative shall be furnished without charge, in addition to the original signed copies, such number of signed or photostatic or conformed copies of such letters as the Representative shall reasonably request.

     8.9 Officer's Certificate. The Company shall have furnished to the Representative certificates, each signed by the President and Chief Financial Officer of the Company, one dated as of the Effective Date, one dated as of the Closing Date, and, if applicable, one dated as of the Over-Allotment Closing Date, to the effect that:

               (i) The representations and warranties of the Company in this Agreement are true and correct at and as of the date of the certificate, and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate.

               (ii) The  Registration  Statement has become  effective
          and no order suspending the effectiveness of the Registration Statement has been issued and to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission.

               (iii)  The  respective   signers  have  each  carefully
          examined the Registration Statement and Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto contain all statements required to be stated therein, and all statements contained therein are true and correct, and neither the Registration Statement nor Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amended or a supplemented Prospectus which has not been so set forth.

               (iv) Except as set forth in the Registration Statement and Prospectus since the respective dates of the periods for which information is given in the Registration Statement and Prospectus and prior to the date of the certificate, (a)
          there has not been any substantially adverse change, financial or otherwise, in the affairs or condition of the Company, and (b) the Company has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

               (v) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, no dividends or distribution whatever have been declared and/or paid on or with respect to the common stock of the Company.

     8.10 Tender of Delivery of Securities. All of the Units being offered by the Company and the Underwriter's Unit Purchase Warrants being purchased from the Company shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

     8.11 Blue-Sky Registration or Qualification. The Units shall be registered or qualified in such states as the Representative and the Company may agree pursuant to Section 5.4, and each such registration or qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Over-Allotment Closing Date. On the Effective Date of the Registration Statement, on the Closing Date and, if applicable, the Over-Allotment Closing
Date, the Representative shall receive from counsel for the Company, written information which contains the following:

               (i) the names of the states in which applications to register or qualify the Units, the Common Stock, the Warrants and the Warrant Shares have been filed;

               (ii) the status of such registrations or qualifications in such states as of the date of such letter;

               (iii) a list containing the name of each such state in which the Units, the Common Stock, the Warrants and the Warrant Shares may be legally offered and sold by a dealer licensed in such state and the number of each which may be legally offered and sold in each such state as of the date of such letter.

               (iv) with respect to the written information dated on the Effective Date, a representation that such counsel will continuously update such written opinion if any material changes occur, of which counsel received actual notice, in the information provided therein between the Effective Date and the Closing Date and, if applicable, Over-Allotment Closing Date;

               (v) the names of the states in which the offer and sale of the Units is exempt from registration or qualification; and

               (vi) a statement that the Members of the Underwriting Group and selected dealers in the offering may rely upon the information contained therein.

     8.12 Approval of Representative's Counsel. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Representative, whose approval shall not be unreasonably withheld. The suggested form of such documents shall be provided to the counsel for the Representative at least three business days before the Closing Date. The Representative's counsel will provide a written memorandum stating such closing documents which it deems necessary for its review.

     8.13 Officers' Certificate as a Company Representative. Any certificate signed by an officer of the Company and delivered to the Representative or counsel for the Representative shall be deemed a representation and warranty by the Company to the Representative as to the statements made therein.

                                    SECTION 9
                                   TERMINATION

     9.1 Termination Because of Noncompliance. This Agreement may be terminated in its entirety by the Representative by notice to the Company prior to its effectiveness or in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled (including but not limited to those specified in Sections 2, 3, 4, 5, and 8 hereof) within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Representative in writing.

     9.2 Other Grounds for Termination by Representative. This Agreement may be terminated by the Representative by notice to the Company at any time if, in the sole judgment of the Representative, payment for and delivery of the Units is rendered impracticable or inadvisable because of:

               (a) Material adverse changes in the Company's business,
          business   prospects,   licenses,   management,    earnings,
          properties or conditions, financial or otherwise;

               (b) Any action, suit or proceedings, threatened or pending, at law or equity against the Company, or by any federal, state or other commissions, board or agency wherein any unfavorable result or decision could materially adversely affect the business, business prospects, licenses, properties, financial condition or income or earnings of the Company;

               (c) Additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or new offering or trading restrictions shall have been generally established by a registered securities exchange, Commission, NASD or other applicable regulatory authority, or trading in securities generally on any such exchange, NASDAQ or otherwise, shall have been suspended, or a general moratorium shall have been established by federal or state authorities;

               (d) Substantial and material changes in the condition of the market beyond normal fluctuations such that it would be undesirable, impracticable or inadvisable in the judgment of the Representative to proceed with this Agreement or with the public offering of the Units;

               (e) Any outbreak or escalation of major  hostilities in
          which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Units; or

               (f) Any suspension of trading in the securities of the Company in the over-the-counter market or the interruption or termination of quotations of any security of the Company on the NASDAQ System.

     9.3 Effect of Termination Hereunder. Any termination of this Agreement pursuant to this Section 9 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Sections 3.4 and 5.7; and the Company and the Underwriting Group shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 6.1 in the case of the Company and Section 6.2 in the case of the Underwriting Group.

                                   SECTION 10
                 REPRESENTATIVE'S REPRESENTATIONS AND WARRANTIES

     The Representative represents and warrants to and agrees with the Company that:

     10.1 Registration as Broker-Dealer and Member of NASD. The Representative is registered as a broker-dealer with the Securities and Exchange Commission and is registered as a securities broker-dealer in all states in which it will sell Units and is a member in good standing of the National Association of Securities Dealers, Inc.

     10.2 No Pending Proceedings. There is not now pending or threatened against the Representative any action or proceeding of which it has been advised, either in any court of competent jurisdiction, before the Commission or any state securities regulatory authority concerning activities as a broker or dealer which are foreseen as affecting the Representative's capacity to complete the terms of this Agreement.

     10.3 Company's Right to Terminate. In the event any action or proceeding of the type referred to in Section 10.2 above shall be instituted against the Representative at any time prior to the Effective Date hereunder, or in the event there shall be filed by or against the Representative in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if it makes an assignment for the benefit of creditors, the Company shall have the right on three days' written notice to the Representative to terminate this Agreement without any liability to the Representative of any kind except for the payment of all expenses as provided herein.

     10.4 Representative's Covenants. The Representative covenants and agrees with the Company that (i) it will not offer or sell the Units in any state or other jurisdiction where it has not been advised in writing that the Units are qualified for the offer and sale therein or exempt from such requirements; (ii) it will not make any representation to any person in connection with the offer and sale of the Units covered hereby except as set forth in the Registration Statement or as authorized in writing by the Company; and (iii) it will comply in good faith with all laws, rules and regulations applicable to the distribution of the securities, including the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

                                   SECTION 11
                                     NOTICE

     Except as otherwise expressly provided in this Agreement:

     11.1 Notice to the Company. Whenever notice is required by the provisions of this Underwriting Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:

                      Double Eagle Petroleum and Mining Co.
                      Attn:  Dr. Richard B. Laudon, Chairman
                             and Stephen H. Hollis, President
                                    777 Overland Trail
                                    Casper, Wyoming  82602


with a copy to:

                              Bearman Talesnick & Clowdus, P.C.
                              Attn:   Alan L. Talesnick, Esq.
                              1200 17th Street, Suite 2600
                              Denver, Colorado  80202-5427


     11.2 Notice to the Representative. Whenever notice is required by the provisions of this Agreement to be given to the Representative, such notice shall be given in writing addressed to the Representative as follows:

                  Rocky Mountain Securities & Investments, Inc.
                  Attn:   S. James Horning, President
                  920 Hudson's Bay Centre
                  1600 Stout Street
                  Denver, Colorado  80202-3134

with a copy to:

                   Krys Boyle Golz Freedman & Scott, P.C.
                   Attn: Thomas E. Boyle, Esq.
                   600 17th Street, Suite 2700-S
                   Denver, Colorado 80202-5427

     11.3 Effective Date of Notices. Such notices shall be effective the date actually received, three days from the day of mailing, or on the date of delivery set forth on the receipt if the notice is sent by registered mail or any expedited delivery service.

                                   SECTION 12
                                  MISCELLANEOUS

     12.1 Benefit. This Agreement is made solely for the benefit of the Representative, the other Members of the Underwriting Group, the Company, their respective officers, directors and controlling persons referred to in Section 15 of the Act and such other persons as are identified in this Agreement, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Units.

     12.2 Survival. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers and the Representative or the Members of the Underwriting Group as set forth in or made pursuant to this Agreement and the indemnity agreements contained in
Section 6 hereof of the Company and the Underwriters (as defined in Section 6) shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or the Underwriters or any such officer or director thereof or any controlling person of the Company or of the Underwriters, (ii) delivery of or payment for the Units, and (iii) the Closing Date and Over-Allotment Closing Date, and any successor of the Company and the Underwriters or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.

     12.3 Governing Law. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of Colorado.

     12.4 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto, and supersedes all agreements and understandings including, but not limited to, the Letter of Intent dated April 4, 1996 which was understood and accepted by the Company on April 8, 1996.

     12.5 Representative's Information. The statements with respect to the public offering of the Units on the inside and outside of both the front and back cover pages of the Prospectus and under the caption "Underwriting" in the Prospectus constitute the written information furnished by or on behalf of the Representative referred to in Section 2.2 hereof, in Section 6.1 hereof and
Section 6.2 hereof.

     12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the Agreement between you and the Company.


Very truly yours,


DOUBLE EAGLE PETROLEUM AND MINING CO.
ATTEST:



By                                           By
  --------------------------------------       ---------------------------------
                , Secretary                      Stephen H. Hollis, President



By
  --------------------------------------
      Dr. Richard B. Laudon, Chairman




     WE HEREBY CONFIRM AS OF THE DATE HEREOF THAT THE ABOVE SETS FORTH THE AGREEMENT BETWEEN THE COMPANY AND US.

                                      ROCKY MOUNTAIN SECURITIES &
                                      INVESTMENTS, INC.
                                      (for itself and as Representative of
                                      the several Underwriters names in
                                      Schedule I hereto)



                                      By
                                         --------------------------------------
                                               S. James Horning, President

                      DOUBLE EAGLE PETROLEUM AND MINING CO.

                             (A Wyoming Corporation)



                                   SCHEDULE I


     This Schedule sets forth the name of each Underwriter referred to in the Underwriting Agreement and the number of Units to be purchased by each Underwriter.

                                                         Number
                    Name                               of Units
                    ----                               --------











                                                       ----------
                    Total
                                                       ==========